Exhibit 10.6

THE ZERO STRIKE INCENTIVE UNITS PURCHASED PURSUANT TO THE TERMS OF THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT.

THE TRANSFER OF THIS AGREEMENT AND THE ZERO STRIKE INCENTIVE UNITS PURCHASED HEREUNDER ARE SUBJECT TO CERTAIN RESTRICTIONS, AS SET FORTH IN THE LLC AGREEMENT AND IN THIS AGREEMENT. NO TRANSFER OF THIS AGREEMENT OR THE ZERO STRIKE INCENTIVE UNITS PURCHASED HEREUNDER SHALL BE MADE ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

PROVO CRAFT HOLDINGS, LLC
ZERO STRIKE INCENTIVE UNIT SUBSCRIPTION AGREEMENT

This ZERO STRIKE INCENTIVE UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is dated effective as of ___________ (the “Effective Date”), by and between Provo Craft Holdings, LLC, a Delaware limited liability company (the “Company”) and the party whose signature appears on the signature page hereto (the “Buyer”).

THE PARTIES HERETO AGREE AS FOLLOWS:

1.Definitions.  Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings assigned to them in the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”) (a copy of which has been provided to the Buyer).  As used herein, the term “Fair Market Value” shall mean the fair value of each Purchased Unit (as such term is defined herein) determined in good faith by the Board based on the portion of the Total Equity Value to which each such Purchased Unit would be entitled as of the date of valuation, taking into account all relevant factors determinative of value as the Board reasonably determines to be relevant.

2.Incorporation of Terms of LLC Agreement.  This Agreement and the Zero Strike Incentive Units issued hereunder shall be subject to the LLC Agreement, the terms of which are incorporated herein by reference.  In the event of any conflict or inconsistency between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

3.Purchase of the Units.  Subject to the terms and conditions contained herein, the Company hereby sells, assigns, transfers, delivers and conveys the number of Zero Strike Incentive Units of the Company set forth on the signature page hereto (the “Purchased Units”) to the Buyer for a purchase price of $[__] for each Zero Strike Incentive Unit purchased (the “Per Unit Purchase Price”), for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”).  The Purchase Price shall be paid by the Buyer to such account or accounts as the Company may specify to the Buyer.

The Purchased Units issued hereunder are intended to be “Zero Strike Incentive Units” within the meaning of Section 3.3 of the LLC Agreement and are subject to all applicable limitations under the LLC Agreement, including, without limitation, no voting rights, no rights to current distributions (other than tax distributions) on unvested Zero Strike Incentive Units, and limitations on distributions on vested Zero Strike Incentive Units.

4.Vesting.

(a)The Buyer shall vest in 100% of the Purchased Units on the two (2) year anniversary of the Closing Date (as such term is defined below), provided that the Buyer remains continuously employed by the Company and its Subsidiaries from the Closing Date until the applicable vesting date.  In the event of a Change in Control, if the Buyer remains continuously employed by the Company and its Subsidiaries from the Closing until the date of the Change in Control, all unvested Purchased Units held by the Buyer shall vest immediately prior to the consummation of the Change in Control.  Any separation from service due to a termination of the Buyer by the Company or its Subsidiaries in connection with such Change in Control as a result of any action of, or direction by, the acquirer of the Company and its Subsidiaries in such Change in Control shall not be taken into account for purposes of determining continuous employment through the date of the Change in Control.

(b)For purposes of this Agreement, “Change in Control” shall mean any of the following events to first occur after the Effective Date:

(i)any independent third party (which shall exclude any affiliates of the Company), by merger or otherwise, becomes, after the Effective Date, the direct beneficial owner of more than 65% of the combined voting power of the then-outstanding securities of the Company or Provo Craft & Novelty, Inc.  (“Provo Craft”), or any other successor entity to either of the foregoing all or substantially all of whose assets consist of all the outstanding equity interests of the Company or Provo Craft, as applicable; provided that a Change in Control shall not include any merger or other transaction in which the equity holders of the Company immediately prior to the merger or other transaction after giving effect to such merger or other transaction own directly or indirectly a majority of the equity interests of the Company, Provo Craft or such successor entity;

(ii)the Company consummates the sale or disposition of all or substantially all of its assets; or

(iii)Provo Craft consummates the sale or disposition of all or substantially all of its assets.

5.Time and Place of Closing.  The closing of the purchase and sale provided for in this Agreement (the “Closing”) shall be held at the offices of Ballard Spahr LLP, located at 201 South Main Street, Suite 800, Salt Lake City, Utah 84111, or remotely by electronic exchange of documents and signatures, on the date of this Agreement, or such other place, date or time as may be fixed by mutual agreement of the parties (the “Closing Date”).

6.Record of Ownership.  On the Closing Date, the Company shall amend its books and records to reflect the purchase and ownership of the Purchased Units.

7.Capital Account.  Subject to the provisions of this Agreement, the Company shall establish or maintain a Capital Account on behalf of the Buyer in respect of the Purchased Units issued hereunder pursuant to the terms of Section 4.1 of the LLC Agreement, subject to the vesting provisions contained herein and the Buyer shall be considered a Member of the Company.

8.Participation Threshold.  For purposes of Section 3.3.2 of the LLC Agreement, the Participation Threshold of the Purchased Units issued hereunder is $0.

9.No Transfer or Assignment of Purchased Units.  The Purchased Units issued under this Agreement and all other rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process, except to the extent permitted under the LLC Agreement; provided that, without the prior written consent of the Company, in no event shall the Buyer be entitled to transfer any unvested Purchased Units.

10.Redemption Rights on Termination of Employment.

(a)Company Option to Redeem Purchased Units on Termination of Employment.  If the Buyer’s employment with the Company or its Subsidiaries terminates for any reason, then the Company may, at its option, redeem all or any portion of the unvested Purchased Units held by the Buyer at the time of termination of the Buyer’s employment with the Company or its Subsidiaries at a redemption price (the “Redemption Price”) established as follows:

(i)if the Buyer’s employment with the Company or its Subsidiaries terminates for any reason (other than permanent disability or death), then the Redemption Price (on a per Unit basis) of the unvested Purchased Units shall be the Per Unit Purchase Price; and

(ii)if the Buyer’s employment with the Company or its Subsidiaries terminates because of permanent disability or death, then the Redemption Price of the unvested Purchased Units shall equal the Fair Market Value of the Purchased Units redeemed by the Company.

(b)Exercise of Redemption Option and Payment of Redemption Price.  If the Company elects to exercise its option to redeem the Purchased Units, it must give notice of such exercise to the Buyer within one hundred eighty (180) days after termination of the Buyer’s employment with the Company or its Subsidiaries and close such purchase within forty-five (45) days after such termination.  In the event of such timely exercise, the Company shall pay the Buyer the Redemption Price in a lump sum at the closing of such redemption.  Alternatively, in the Company’s discretion, the Company may instead pay one-quarter (1/4) of the Redemption Price on the date of the closing of such redemption, and the obligation of the Company to pay the balance of the Redemption Price shall be evidenced by a promissory note requiring equal installments of principal on each of the first three (3) anniversaries of such closing, together with interest, compounding annually, at the short-term applicable federal rate prescribed by the Internal Revenue Service as of the date of such closing.  The Company may prepay the principal of, and interest on, any such note without penalty or premium.

(c)Release of the Purchased Units from the Company’s Redemption Option.  If the Company declines or fails to exercise its option to redeem any Purchased Units within the one hundred eighty (180)-day period (subject to any tolling of such period as set forth in this Section 10) after the termination of the Buyer’s employment with the Company, then any unvested Purchased Units shall be deemed to be fully vested and all the Purchased Units shall no longer be subject to the redemption right of the Company set forth in this Section 10.

(d)Restrictions on Redemption.  Notwithstanding anything to the contrary contained in this Agreement, all redemptions of the Purchased Units by the Company pursuant to this Section 10 shall be subject to applicable restrictions contained in applicable Delaware limited liability company laws or such other governing law, applicable securities laws, and in the Company’s and any of its Subsidiaries’ debt and equity financing agreements.  If any such restrictions prohibit (i) the repurchase of Purchased Units hereunder that the Company is otherwise entitled to make or (ii) dividends or other transfers of funds from one or more Subsidiaries of the Company directly or indirectly to the Company to enable such redemptions, then the Company may make such redemptions as soon as it is permitted to make redemptions or receive funds from its Subsidiaries under such restrictions and all time periods set forth in this Section 10 shall be tolled accordingly.

11.Representations and Warranties of the Company.  The Company represents warrants and agrees as follows:

(a)The Company is a validly existing limited liability company organized under the laws of Delaware and has all requisite entity power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business as now being conducted.

(b)The Company has the legal right and power and all authority necessary to accept and execute this Agreement, to issue and deliver the Purchased Units, and to perform fully its obligations hereunder.  This Agreement has been duly authorized and, upon proper acceptance and execution by the Company, will constitute a valid and binding agreement of the Company enforceable against it in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally and by principles of equity regarding the availability of remedies.

(c)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) any contracts or agreements to which the Company is a party or by which the Company is bound, (ii) the LLC Agreement, (iii) any law, statute, rule or regulation of any governmental authority, or (iv) any judgment, order, injunction, decree or ruling of any court or arbitration tribunal or governmental authority to which the Company is subject.

12.Representations and Warranties of the Buyer.  The Buyer hereby represents and warrants as follows:

(a)Buyer has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

(b)Buyer understands that the Purchased Units have not been registered under the Act or any state securities laws and that the Purchased Units are “restricted securities” under applicable securities laws and that under such laws and applicable regulations, the Purchased Units may be resold without registration or qualification under the Act only in certain limited circumstances.  Buyer acknowledges that the Purchased Units must be held indefinitely unless subsequently registered and/or qualified under the Act or an exemption from such registration and/or qualification is available.

(c)Buyer is acquiring the Purchased Units for investment for Buyer’s own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

(d)Buyer has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the prospective investment in the Company.

(e)Buyer has had access to all information regarding the Company including, but not limited to, the LLC Agreement and its present and prospective business, assets, liabilities, and financial condition that Buyer reasonably considers relevant in making the decision to purchase the Purchased Units.

(f)The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms, conditions or provisions of (i) any contracts or agreements to which Buyer is a party or by which Buyer is bound, (ii) the Company’s LLC Agreement, (iii) any law, statute, rule or regulation of any governmental authority, or (iv) any judgment, order, injunction, decree or ruling of any court or arbitration tribunal or governmental authority to which Buyer is subject.

(g)As a condition to Buyer purchasing the Purchased Units, Buyer shall execute (i) a joinder agreement to the LLC Agreement, if not already a party to the LLC Agreement, attached hereto as Exhibit A; and (ii) such other documents or instruments as may be required by the Board, in its sole discretion.

13.Survival of Representations and Warranties.  All representations and warranties of the respective parties hereto contained herein shall survive the consummation of the transaction provided for hereunder.

14.Instruments of Further Assurance.  The Company and the Buyer agree, upon the request of the other, from time-to-time to execute and deliver to the other all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder and to consummate the transactions provided for herein.

15.Certain Tax Matters.

(a)Withholding.  In the event that the Company determines that it is required to withhold any tax as a result of a distribution or an allocation of income made to the Buyer, the Buyer hereby agrees to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements.  The Buyer shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the issuing or vesting of Incentive Units.  In the event the Company or any of its Subsidiaries do not make such withholdings, the Buyer shall indemnify the Company and its Subsidiaries for any amounts paid by the Company or any of its Subsidiaries for the benefit of the Buyer with respect to any such taxes, together with any interest, penalties and related expenses thereto.

(b)Code Section 83(b) Election.  The Buyer shall make a timely Code Section 83(b) election with respect to the Purchased Units by filing the form attached hereto as Exhibit B  with the Internal Revenue Service within thirty (30) days following the date that the Purchased Units are issued.  The Buyer shall provide the Company with a copy of the Code Section 83(b) election simultaneously with filing it with the Internal Revenue Service and shall attach a copy of such election to his or her federal income tax return for the current tax year.  THE BUYER ACKNOWLEDGES THAT IT IS THE BUYER’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO TIMELY FILE THE CODE SECTION 83(b) ELECTION, EVEN IF THE BUYER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THE FILING ON THE BUYER’S BEHALF.

(c)No Warranty of Tax Results.  The Buyer hereby acknowledges that the federal and state income and other tax consequences to the Buyer resulting from the issuance, holding, vesting, forfeiture, sale or redemption of Purchased Units hereunder may depend on the Buyer’s particular situation and other facts and circumstances, and neither the Company, nor its managers, agents, owners or any other person will be responsible or liable for the federal or state income or other tax consequences to the Buyer occurring by reason of any of such events.  The Company does not represent, warrant, guaranty, affirm or advise the Buyer that the Buyer will achieve any particular federal or state income or other tax consequences or objectives with respect to the Purchased Units, and the Buyer agrees to rely solely upon the Buyer’s own advisers with respect to all such tax consequences of the Purchased Units hereunder.

16.Miscellaneous.

(a)No Rights to Continued Employment.  Nothing in this Agreement or any action taken or omitted to be taken hereunder shall be deemed to create or confer on the Buyer any right to continued employment with the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Buyer at any time.

(b)Restrictions.  The Board of Managers of the Company (the “Board”) shall have the right to impose restrictions on any Purchased Units as it deems necessary or advisable under applicable federal securities laws, the rules and regulations of any stock exchange or market upon which the Purchased Units are then listed or traded, and/or any “blue sky” or state securities laws applicable to such Purchased Units.

(c)Board Decisions Final.  Any dispute or disagreement arising under, or in connection with, the interpretation or construction of the terms of this Agreement shall be determined by the Board in good faith, and any such determination and any other determination by the Board under this Agreement shall be final and binding on all persons affected thereby.

(d)Spousal Consent.  If, as of the Effective Date, the Buyer is lawfully married and the Buyer’s address or the permanent residence of the Buyer’s spouse is located in a community property jurisdiction, the Buyer and the Buyer’s spouse shall execute and deliver to the Company concurrently with the execution of this Agreement the spousal consent in the form attached hereto as Exhibit C.

(e)Unit Power.  Concurrently with the execution of this Agreement, the Buyer shall execute in blank one unit transfer power in the form attached hereto as Exhibit D (the “Unit Power”) with respect to the Purchased Units and shall deliver such Unit Power to the Company.  The Unit Power shall authorize the Company to assign, transfer and deliver the Purchased Units to the appropriate acquirer thereof pursuant to Section 10 of this Agreement or Section 11.3 of the LLC Agreement.

(f)Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

(g)Amendments or Modifications.  No supplement, modification, waiver, or termination of this Agreement or any provisions hereof shall be binding unless executed in writing by all parties hereto.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

(h)Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

(i)Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware, without respect to the provisions concerning the conflict of laws which would otherwise result in the application of the substantive law of any other jurisdiction.

(j)Severability.  If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provision as applied to other persons, places and circumstances shall remain in full force and effect.  Otherwise, the parties hereto agree to replace any invalid or unenforceable provision with a valid provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.

(k)WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE.  EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY.  WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS

WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(1)Attorneys’ Fees.  The prevailing party in any arbitration, mediation, court action, or other adjudicative proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be reimbursed by the party who did not prevail for its reasonable attorneys’, accountants’, and experts’ fees and for the costs of such proceeding.  The provisions set forth in this Section 16(l) shall survive the merger of these provisions into any judgment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Buyer have executed this Subscription Agreement effective as of the Effective Date first above written.

THE COMPANY:

PROVO CRAFT HOLDINGS, LLC
a Delaware limited liability company

By:
Name:
Title:

THE BUYER:

By:
Name:

Number of Purchased Units:
Purchase Price: $	(at $[__] per Unit)

Signature Page to Zero Strike Incentive Unit Subscription Agreement (Provo Craft Holdings, LLC)

EXHIBIT A

JOINDER AGREEMENT

Effective upon the execution hereof, the undersigned hereby agrees to become a party to that certain Third Amended and Restated Limited Liability Company Agreement, dated as of June 11, 2015, of Provo Craft Holdings, LLC, a Delaware limited liability company, as the same may be amended, restated, modified, and supplemented from time to time (the “LLC Agreement”).  The undersigned, by executing this counterpart signature page, shall be entitled to all of the rights and subject to all of the obligations of a Member holding Zero Strike Incentive Units under the LLC Agreement, and accepts and agrees to be bound by all terms and conditions of the LLC Agreement.

Dated:

By:
Name:

ACCEPTED AND AGREED
as of the date first written above:

Provo Craft Holdings, LLC

By:
Name:
Title:

EXHIBIT B

CERTIFIED MAIL
RETURN RECEIPT REQUESTED

[Insert Date]

Internal Revenue Services
[ADDRESS OF IRS CENTER]

Re:IRC Section 83(b) Election

Dear Sir/Madam:

Enclosed please find the undersigned taxpayer’s Election to Include the Gross Income in Year of Transfer of Property Pursuant to Section 83(b) of the Internal Revenue Code.

Very Truly Yours,

Taxpayer ID No.:

cc: Provo Craft Holdings, LLC
Provo Craft & Novelty, Inc.

Protective Election to Include in Gross Income in Year of Transfer of Property Pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended

[Insert Date]

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.	The name, address and taxpayer identification number of the undersigned are:

Name:
Address:

Taxpayer I.D. No.:
2.	Description of property with respect to which the election is being made:

                  Zero Strike Incentive Units (the “Units”) of Provo Craft Holdings, LLC (the “Company”).

3.	The date on which property was transferred is .

The taxable year to which this election relates is calendar year ____.

4.	The nature of the restriction(s) to which the property is subject is:

The property is subject to transfer restrictions and will be forfeited if the taxpayer ceases to provide services to the Company and its subsidiaries within a prescribed vesting period following the transfer of the property unless there occurs a change in control of the Company and its subsidiaries and the taxpayer is providing services to the Company and its subsidiaries immediately prior to the change in control.

5.	Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $[__] per Unit.

6.	Amount paid for property:

The taxpayer paid $[__] per Unit for said property.

7.	Furnishing statement to [employer / service recipient]:

A copy of this statement has been furnished to the Company and Provo Craft & Novelty, Inc.

[Signature Page Follows]

By:
Name:

Signature Page to 83(b) Election

EXHIBIT C

SPOUSAL CONSENT

The undersigned spouse hereby acknowledges that I have read the Third Amended and Restated Limited Liability Company Agreement of Provo Craft Holdings, LLC, a Delaware limited liability company (the “Company”), to which my spouse is a party, and that I understand its contents.  I am aware that such agreement provides for certain restrictions on my spouse’s Zero Strike Incentive Units of the Company (the “Incentive Units”).  I agree that my spouse’s interest in the Incentive Units is subject to the agreement referred to above and the other agreements referred to therein (including the Subscription Agreement pursuant to which my spouse’s Incentive Units were issued) and any interest I may have in such Incentive Units shall be irrevocably bound by such agreement and the other agreements referred to therein and further that my community property interest (if any) shall be similarly bound by such agreements.

The undersigned spouse irrevocably constitutes and appoints the undersigned Unitholder, who is the spouse of the undersigned spouse (the “Unitholder”), as the undersigned’s true and lawful attorney and proxy in the undersigned’s name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all Incentive Units of the Company in which the undersigned now has or hereafter acquires any interest and in (including but not limited to the right, without further signature, consent or knowledge of the undersigned spouse, to exercise amendments and modifications of and to terminate the aforementioned agreements and to dispose of any and all such Incentive Units), with all powers the undersigned spouse would possess if personally present, it being expressly understood and intended by the undersigned that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by disability, incapacity or death of the Unitholder, or dissolution of marriage and this proxy will not terminate without consent of the Unitholder and the Company:

Unitholder:	Spouse of Unitholder:

Signature	Signature

Printed Name	Printed Name

EXHIBIT D

UNIT POWER

FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer unto _______________________________________, a , _________ Common Units of Provo Craft Holdings, LLC, a Delaware limited liability company (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s). enclosed herewith and does hereby irrevocably constitute and appoint as attorney to transfer such Common Units on the books of the Company with full power of substitution in the premises, pursuant to the terms of the Incentive Units Subscription Agreement, dated _____________, between the undersigned and the Company, and the Third Amended and Restated Limited Liability Company Agreement of the Company, dated June 11, 2015, as each may be amended from time to time.

Dated:
By:
Name: